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                                                                    EXHIBIT 25.1
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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

            -------------------------------------------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


               New York                                  13-5160382
        (State of incorporation                      (I.R.S. employer
     if not a U.S. national bank)                   identification no.)


    48 Wall Street, New York, N.Y.                       10286
(Address of principal executive offices)               (Zip Code)

            -------------------------------------------------------

                          SMITH INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)

            -------------------------------------------------------

               Delaware                                  95-3822631
    (State or other jurisdiction of                   (I.R.S. employer
    incorporation or organization)                   identification no.)

          16740 Hardy Street
            P.O. Box 60068                                 77205
            Houston, Texas                               (Zip Code)
(Address of principal executive offices)

            -------------------------------------------------------

                          ____% Senior Notes due 2007
                      (Title of the indenture securities)

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1.       General information.  Furnish the following information as to the
         Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.


--------------------------------------------------------------------------------
                 Name                                         Address
--------------------------------------------------------------------------------
         Superintendent of Banks of the State of    2 Rector Street, New York,
         New York                                   N.Y. 10006, and Albany, N.Y
                                                    12203

         Federal Reserve Bank of New York           33 Liberty Plaza, New York,
                                                    N.Y.  10045

         Federal Deposit Insurance Corporation      Washington, D.C.  20429

         New York Clearing House Association        New York, New York  10005

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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                                  SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of August, 1997.

                                                THE BANK OF NEW YORK


                                                By: /s/ WALTER N. GITLIN
                                                    ------------------------
                                                    Name:   Walter N. Gitlin
                                                    Title:  Vice President

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                                                                       EXHIBIT 7
                      Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             in Thousands
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . .  $ 8,249,820
    Interest-bearing balances . . . . . . . . . . . . . . . . . . .    1,031,026
Securities:
    Held-to-maturity securities . . . . . . . . . . . . . . . . . .    1,118,463
    Available-for-sale securities . . . . . . . . . . . . . . . . .    3,005,838
Federal funds sold and Securities purchased under
    agreements to resell  . . . . . . . . . . . . . . . . . . . . .    3,100,281
Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . .32,895,077
    LESS: Allowance for loan and lease losses   . . . . . . 633,877
    LESS: Allocated transfer risk reserve   . . . . . . . . . . 429
    Loans and leases, net of unearned income, allowance,
         and reserve  . . . . . . . . . . . . . . . . . . . . . . .   32,260,771
Assets held in trading accounts . . . . . . . . . . . . . . . . . .    1,715,214
Premises and fixed assets (including capitalized leases)  . . . . .      684,704
Other real estate owned . . . . . . . . . . . . . . . . . . . . . .       21,738
Investments in unconsolidated subsidiaries and associated
    companies . . . . . . . . . . . . . . . . . . . . . . . . . . .      195,761
Customers' liability to this bank on acceptances
    outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .    1,152,899
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . .      683,503
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,526,113
                                                                     -----------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .  $54,746,131
                                                                     ===========

LIABILITIES
Deposits:
    In domestic offices   . . . . . . . . . . . . . . . . . . . . .  $25,614,961
    Noninterest-bearing   . . . . . . . . . . . . . . . .10,584,652
    Interest-bearing  . . . . . . . . . . . . . . . . . .15,050,309
    In foreign offices, Edge and Agreement
    subsidiaries, and IBFs  . . . . . . . . . . . . . . .15,103,615
Noninterest-bearing . . . . . . . . . . . . . . . . . .     560,944
Interest-bearing  . . . . . . . . . . . . . . . . . . . .14,542,671
Federal funds purchased and Securities sold under
    agreements
    to repurchase . . . . . . . . . . . . . . . . . . . . . . . . .    2,093,286
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . .      239,354
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . .    1,399,064
Other borrowed money:
    With remaining maturity of one year or less   . . . . . . . . .    2,075,092
    With remaining maturity of more than one year   . . . . . . . .       20,679
Bank's liability on acceptances executed and
    outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .    1,160,012
Subordinated notes and debentures . . . . . . . . . . . . . . . . .    1,014,400
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .    1,840,245
                                                                     -----------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . .  $50,560,708
                                                                     ===========

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . .            942,284
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . .            731,319
Undivided profits and capital reserves  . . . . . . . . . . .          2,544,303
Net unrealized holding gains (losses) on
    available-for-sale securities  . .                                  (19,449)
Cumulative foreign currency translation adjustments . . . . .           (13,034)
                                                                     -----------
Total equity capital  . . . . . . . . . . . . . . . . . . . .          4,185,423

Total liabilities and equity capital  . . . . . . . . . . . .        $54,746,131
                                                                     ===========

         I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                              Robert E. Keilman

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.
                          Alan R. Griffith         )
                          J. Carter Bacot          )           Directors
                          Thomas A. Renyl          )